UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2020

THE INTERGROUP CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10324	13-3293645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12121 Wilshire Blvd, Suite 610, Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

(310) 889-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	INTG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement

On February 5, 2020, after review by independent directors of the Board of Directors of The InterGroup Corporation (“InterGroup” or the “Company”) and the receipt of a fairness opinion from a third-party independent firm, which states that the contemplated transaction is fair to the shareholders of the Company, with the aforesaid Board reviewed and resolved to accept, the Board of Directors of the Company has approved the receipt by the Company of 97,500 shares of common stock, par value $0.10 per share, of Santa Fe Financial Corporation (“Santa Fe”). Before the issuance of the stock referenced in the preceding sentence, InterGroup had the power to vote 86.3% of the voting shares of Santa Fe, which includes the power to vote an approximately 4% interest in the common stock in Santa Fe owned by InterGroup’s Chairman and President John V. Winfield pursuant to a voting trust agreement entered into on June 30, 1998. Subsequent to this issuance, InterGroup has the power to vote 87.3% of the issued and outstanding common stock of Santa Fe, which includes the power to vote an approximately 3.7% interest in the common stock in Santa Fe under the aforementioned voting trust agreement. Mr. Winfield, Chairman of the Board of InterGroup and Santa Fe, is a control person of both entities. In exchange for the issuance of Santa Fe common stock to the Company, the Company is contributing to Santa Fe 4,460 shares of common stock (the “Common Stock”) of Intergroup Woodland Village, Inc., an Ohio corporation (“Woodland Village”). As a result of the contribution, Woodland Village has become a wholly owned subsidiary of Santa Fe. The issuance and contribution are being made pursuant to a Contribution Agreement (the “Contribution Agreement”) between the Company and Santa Fe, dated February 5, 2020, a copy of which is included as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Contribution Agreement and the issuance of the Common Stock is incorporated by reference in this Item 3.02. The shares of Common Stock issued pursuant to the Contribution Agreement have been issued in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The information contained in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. The Company disclaims any obligation to, and will not, update any forward-looking statements to reflect events or circumstances after the date hereof. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit 10.1	Contribution Agreement, dated February 5, 2020, by and between The InterGroup Corporation and Santa Fe Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERGROUP CORPORATION

Dated: February 7, 2020	By:	/s/Danfeng Xu
Secretary, Treasurer and Controller